UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                September 4, 2003


                         SUNLAND ENTERTAINMENT CO., INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-23000                 95-4217605
(State or other jurisdiction of       (Commission              (IRS Employer
         incorporation)               File Number)           Identification No.)



        11835 W. Olympic Boulevard, Suite 550                       90064
               Los Angeles, California
       (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (310) 444-4100


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ITEM 2. - ACQUISITION OR DISPOSITION OF ASSETS.

         On September 4, 2003, Sunland Entertainment Co., Inc. ("Company") closed the previously reported sale of the Company's remaining entertainment assets to Echo Bridge, LLC (the "Purchaser"), in exchange for the assumption of certain related liabilities of the Company by the Purchaser and a cash purchase price of approximately $4,750,000. Of this amount, $750,000 was deposited in escrow for a period of two years following the closing of the transaction, subject to potential claims by the Purchaser against us for breaches of representations and warranties contained in the agreement. The purchase price was determined by arms-length negotiation.

ITEM 5. - OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On September 17, 2003, the Company issued a press release announcing the completion of the Company's corporate reorganization. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  99.1     Press release dated September 4, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SUNLAND ENTERTAINMENT CO., INC.



September 17, 2003                       /S/ GARY FREEMAN
                                       ----------------------------------------
                                       Gary Freeman
                                       Co-President and Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NUMBER           DESCRIPTION

    99.1                 Press release dated September 17, 2003